UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2012

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement with Alan M. Jones

On March 30, 2012, the Company entered into a new compensation arrangement with Alan M. Jones, Senior Vice President of CPG and Retail Sales, effective April 1, 2012:

•	Mr. Jones’ base salary was reduced to $187,500 per year, a 25% reduction from his 2011 base salary of $250,000.
•	Mr. Jones continues to be eligible to earn commissions of one percent of all POPS revenue from consumer packaged goods manufacturers (CPGs), after sales exceed certain internal revenue targets, and subject to adjustments based on gross margin.
•	The reduced portion of Mr. Jones’ base salary is recoverable if the internal POPS revenue targets mentioned above are met.

The adjustments to base compensation discussed above do not affect or amend any other compensatory arrangements that Mr. Jones may have with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: April 4, 2012	By:	/s/ John C. Gonsior
John C. Gonsior, Vice President, Finance and Chief Financial Officer